UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34753	27-2053069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 La Place Court Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

760-448-4300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2014, GenMark Diagnostics, Inc. (the “Company”) announced that Scott Mendel has been appointed as the Company’s Chief Financial Officer, effective May 13, 2014. Mr. Mendel will succeed Richard Slansky, who will leave the Company for personal reasons following an appropriate transition period.

Prior to joining the Company, Mr. Mendel, age 47, served as the Chief Financial Officer of The Active Network, Inc., a global software as a service (SaaS) company that provides technology to organizers of events and activities, from March 2010 through its acquisition by the private-equity firm Vista Equity Partners in December 2013. Prior to joining The Active Network, Mr. Mendel held finance positions at General Electric, a diversified technology, media and financial services company, for over 20 years, including chief financial officer from March 2003 to March 2010 for General Electric’s Healthcare IT division, a leading provider of medical technologies and services. Mr. Mendel earned a B.S. in finance from Indiana University and an M.B.A. from Northwestern University’s Kellogg School of Management.

Pursuant to the terms of Mr. Mendel’s employment offer letter, Mr. Mendel will receive an annual base salary of $320,000. Mr. Mendel will also be eligible to receive an annual bonus of up to 50% of his base salary pursuant to the Company’s performance incentive bonus program. In connection with his commencement of employment, Mr. Mendel will be granted 53,764 restricted stock units and a stock option to purchase 84,002 shares of the Company’s common stock, in each case as an inducement grant under Nasdaq Listing Rule 5635(c)(4). Mr. Mendel’s stock option will vest 25% on the first anniversary of the grant date, with the remaining shares subject to the option vesting in equal monthly installments over the following three years. Mr. Mendel’s restricted stock units will vest 25% on the first anniversary of the grant date, with the remaining shares subject to the award vesting in equal quarterly installments over the following three years. Under the terms of Mr. Mendel’s offer letter, he will be eligible to receive six months’ salary continuation, including health care and benefits coverage, if his employment is terminated by the Company for reasons other than cause. The foregoing summary of Mr. Mendel’s employment offer letter is qualified in its entirety by reference to the text of the letter, a copy of which is filed as an exhibit to this report.

Mr. Mendel has no family relationship that is required to be disclosed under Item 401(d) of Regulation S-K and there are no transactions in which Mr. Mendel has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is filed with this Current Report:

Exhibit No.	Description

99.1	Employment Offer Letter effective May 7, 2014 by and between GenMark Diagnostics, Inc. and Scott Mendel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: May 12, 2014	/s/ Eric Stier
Eric Stier
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Offer Letter effective May 7, 2014 by and between GenMark Diagnostics, Inc. and Scott Mendel